SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On July 22, 2008, Boston Private Financial Holdings, Inc. (“Boston Private”) announced that it entered in to an investment agreement (the “Investment Agreement”) with The Carlyle Group (“Carlyle”) pursuant to which Boston Private will raise in the aggregate approximately $75,000,000 (the “Private Offering”). Under the terms of the Investment Agreement, an entity controlled by Carlyle (the “Purchaser”) has agreed to purchase shares of a newly-created non-voting Series A Mandatorily Convertible Preferred Stock (the “Series A Preferred Stock”) and shares of a newly-created non-voting Series B Contingent Convertible Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”). The Purchaser will purchase shares of Series A Preferred Stock equal, on an as-converted basis, to approximately 9.99% of our outstanding shares, including the shares sold pursuant to this offering and shares issuable upon conversion of the Series A of Preferred Stock, with a conversion price of $5.52 per share, subject to customary anti-dilution adjustments, and shares of Series B Preferred Stock equal, on an as-converted basis when combined with the Series A Preferred Stock, to approximately 19% of our outstanding shares, including the shares sold pursuant to this offering and shares issuable upon conversion of both series of Preferred Stock, with a conversion price of $5.52 per share, subject to customary anti-dilution adjustments. In connection with the investment, for every five shares of common stock issuable upon conversion of the Preferred Stock, the Purchaser will receive warrants (“Warrants”) to purchase two shares of common stock during the next five years at a price of $6.62 per share. As a result, the Purchaser’s economic interest in Boston Private, assuming conversion of all of the Preferred Stock and exercise of all of the Warrants, would be approximately 24.99%.

The Series A Preferred Stock will automatically convert into shares of common stock on the first business day following the shareholders’ meeting called to approve the potential issuance of shares of common stock upon conversion of the Series B Preferred Stock and exercise of the Warrants regardless of the outcome of the votes at the meeting. The issuance of common stock upon conversion of the Series B Preferred Stock and exercise of the Warrants is subject to shareholder approval.

Initially, both series of Preferred Stock will be entitled to receive dividends payable on our common stock on an as-converted basis. If we do not hold a shareholders’ meeting prior to the record date for our fourth quarter dividend period, the dividend rate on the Series A Preferred Stock will carry a non-cumulative annual dividend of 20% (accruing from September 30, 2008) until a meeting is held. If our shareholders do not approve the conversion of the Series B Preferred Stock prior to the record date for our fourth quarter dividend period, the Series B Preferred Stock will carry a non-cumulative annual dividend of 14% (accruing from September 30, 2008), increasing to 15.5% and ultimately to 20% in the following two six-month periods if our shareholders do not approve the conversion at a subsequent meeting.

Pursuant to the terms of the Investment Agreement, we will appoint John Morton, III, a seasoned bank executive, to Boston Private’s board of directors as Carlyle’s representative. Carlyle will be entitled to maintain a representative on the board of directors for so long as they beneficially own 5% of our outstanding shares of common stock (assuming conversion of all of the Preferred Stock and exercise of all the Warrants).

The Purchaser cannot convert the Preferred Stock or exercise the Warrants if as a result it would own, in the aggregate, greater than 9.99% of our outstanding common stock. Subject to certain exceptions, none of the securities sold to the Purchaser under the Investment Agreement may be transferred for a period of 18 months after closing. So long as Carlyle owns not less than 5% of the common stock (assuming conversion of all the Preferred Stock and exercise of all of the Warrants), at any time that we make an offering of any equity securities or securities convertible into equity securities, subject to customary exceptions, including shares issued in acquisitions and to employees, the Purchaser will have a preemptive right to acquire from us its pro-rata share of such securities for the same price (net of any underwriting discounts or sales commissions) and on the same terms. In addition, we have granted the Purchaser registration rights that (i) require us to file a shelf registration statement no later than 6 months after closing of the Private Offering and to maintain its effectiveness, subject to customary blackout periods and other exceptions and (ii) grant the Purchaser the right to participate in our future registered offerings, subject to customary exceptions.

The investment is subject to a number of conditions, including completion of the concurrent public offering (the “Public Offering”) and the Private Offering for aggregate net proceeds of at least $150 million and that the aggregate number of shares of common stock to be issued in the Public Offering (assuming full exercise of the underwriters’ over-allotment option in the Public Offering) and the Private Offering (assuming conversion of all of the Preferred Stock and exercise of all the Warrants) not exceed 49.99% of the total number of shares outstanding after the offerings (based on an assumption that there are 39.75 million outstanding shares of common stock prior to the Public Offering and the Private Offering, assuming conversion of all of the Preferred Stock and exercise of all the Warrants and full exercise of the underwriter’s over-allotment option in the Public Offering and the Purchaser’s exercise of its anti-dilution rights with respect thereto).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2008, the Board of Director of Boston Private voted to amend Boston Private’s Articles of Organization designating and establishing the terms of each of the Series A Preferred Stock and Series B Preferred Stock in connection with the Private Offering.

Item 7.01. Regulation FD Disclosure.

The information in this Current Report on Form 8-K is furnished under Item 7.01—“Regulation FD Disclosure.” Such information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On July 22, 2008, Boston Private issued a press release announcing that it had entered into the Investment Agreement. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits—See Exhibit Index following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL

HOLDINGS, INC.

By:  /s/  David J. Kaye

Name: David J. Kaye

Title: Chief Financial Officer

Date: July 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Boston Private dated July 22, 2008.